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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Nos. 333-156725, 333-191405, 333-206682, 333-206683, and 333-212947) on Form S-8 and Registration Statement (No. 333-218891) on Form S-3 of Summer Infant, Inc. of our report dated March 18, 2020, relating to the consolidated financial statements of Summer Infant, Inc. and Subsidiaries appearing in this Annual Report on Form 10-K of Summer Infant, Inc. for the year ended December 28, 2019.

/s/ RSM US LLP
RSM US LLP
Boston, MA
March 18, 2020

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm